Exhibit 10.2

AMENDMENT TO THE MILLIPORE CORPORATION

2000 DEFERRED COMPENSATION PLAN FOR SENIOR MANAGEMENT

(As Amended and Restated Effective January 1, 2008)

WHEREAS Millipore Corporation (the “Company”) maintains the Millipore Corporation 2000 Deferred Compensation Plan for Senior Management (as amended and restated effective January 1, 2008) (the “Plan”);

WHEREAS, pursuant to Section 8.1 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan, subject to certain exceptions not relevant hereto;

WHEREAS, the Company wishes to amend the Plan to provide for de minis cash out of benefits under the Plan in specified circumstances up to an annual limit, which shall be less than the applicable dollar amount under Section 402(g)(1)(B) of the Internal Revenue Code;

WHEREAS, the Board has considered the proposed amendment and wishes to adopt the amendment;

NOW, THEREFORE, the Plan is hereby amended, effective on the date hereof, as follows:

1. The second sentence of Section 6.4 is hereby amended, to read in its entirety as follows:

“An installment payment election shall not be effective as to his or her Account if, at the time installment payments are to commence, the value of the Participant’s Account, when combined with any amounts payable to the Participant pursuant to any other nonqualified deferred compensation plan that would be required to be aggregated with the Plan for purposes of Section 1.409A-1(c)(2) of the Treasury Regulations, is less than the applicable dollar amount under Section 402(g)(1)(B) of the Code, in which case such Account shall be paid (consistent with the cashout rules under Section 409A) in the form of a single lump sum cash payment as soon as administratively practicable, but in no event later than ninety (90) days after the date on which payment would have commenced.”

2. Full Force and Effect. Except as expressly amended hereby, the Plan shall continue in full force and effect in accordance with the terms thereof.

3. Governing Law. The validity, interpretation, construction, performance and enforcement of these amendments shall be governed by the laws of the Commonwealth of Massachusetts without giving effect to the principles of conflict of laws thereof.

IN WITNESS THEREOF, the Company has caused this amendment to be executed this 4th day of December, 2008.

MILLIPORE CORPORATION

By:	/s/ Jeffrey Rudin
Jeffrey Rudin
Vice President, General Counsel